UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010 (August 31, 2010)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Agreement for the Sale of Xfone 018 Ltd.

On August 31, 2010 (the “Closing Date”), Xfone, Inc. (“Xfone”) completed its disposition (the “Transaction”) of its 69% interest in Xfone 018 Ltd. (“Xfone 018”) pursuant to a certain agreement, dated May 14, 2010 (including any amendment and supplement thereto, the “Agreement”), by and between Xfone, Newcall Ltd. (the 26% minority owner of Xfone 018) (“Newcall”), Margo Pharma Ltd. (the 5% minority owner of Xfone 018), and Marathon Telecom Ltd., the buyer of Xfone 018 (“Marathon Telecom”).  Additional information relating to the Agreement is available in Xfone’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 14, 2010 (the “May Current Report”) and amendment No. 1 thereto filed on June 1, 2010 (the “Amended Current Report”).

As previously disclosed in the May Current Report, the aggregate purchase price to be paid by Marathon Telecom was approximately $7,850,000.  On the Closing Date, the parties agreed to a reduction in the purchase price.  As a result, the purchase price paid by Marathon Telecom for 100% of the interests in Xfone 018, free of any indebtedness, was $7,802,000 (the “Purchase Price”).  The outstanding debt of Xfone 018, excluding debt due to Xfone, is approximately $350,000.  In connection with the Transaction, Xfone 018 repaid all debts owed to Xfone, and Xfone received 69% of the net proceeds from the sale after all other outstanding debt of Xfone 018 was paid.  The gross proceeds to Xfone were approximately $4,900,000.

The Company’s Board of Directors approved the Agreement on May 13, 2010. Pursuant to the Agreement, the consummation of the Transaction was subject to certain conditions and approvals, including, receipt of the approval of the Minister of Communications in Israel which was received on August 11, 2010.

In connection with the Transaction, Xfone shall pay up to 2% of the Purchase Price as a finder's fee to Mr. Ilan Shoshani, the owner of Newcall.

The foregoing summary of the Agreement and the Transaction is qualified in its entirety by reference to the definitive transaction document, a copy of which was filed as Exhibit 10.141 with the Amended Current Report and which is incorporated herein by reference.

Item 9.01                       Financial Statements and Exhibits

(a)            Financial Statements of Businesses Acquired

Not applicable.

(b)           Pro Forma Financial Information

Not applicable.

(c)           Shell Company Transactions

Not applicable.

(d)           Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: August 31, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director